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GILBERT AND COMPANY
CERTIFIED PUBLIC ACCOUNTANTS

1 Maritime Plaza
                                                 San Francisco, California 90024
                                                             Tel. (415) 459-7171
                                                              Fax (415) 491-4141




DECEMBER 28, 1998




Securities and Exchange Commission
Washington, D.C.  20549

RE:  Prime Companies, Inc.
     File No. 52-2031531

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Prime Companies, Inc. dated December 30, 1998, and agree with the statements contained therein.

Very truly yours,



/s/ Gilbert and Company
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GILBERT AND COMPANY